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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and
Stockholders of Cysive, Inc.


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) of Cysive, Inc. for the registration of 99,667 shares of its common stock, pertaining to the Cysive, Inc. Second Amended and Restated 1994 Stock Option Plan, of our report dated February 8, 2001 with respect to the financial statements and schedule of Cysive, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP



McLean Virginia
May 30, 2001